UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 28, 2022

Elys Game Technology, Corp.

(Exact name of Registrant as specified in its charter)

(Former name or former address, if changed since last report)

Delaware	001-39170	33-0823179
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

130 Adelaide Street West, Suite 701

Toronto, Ontario M5H 2K4, Canada

(Address of Principal Executive Offices)

1-628-258-5148

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ELYS	The Nasdaq Capital Market

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 2.02.	Results of Operations and Financial Condition.

On March 28, 2022, Elys Game Technology Corp. (the “Company”) issued a press release announcing certain expected financial results for its year ended December 31, 2021. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

The information in this Item 2.02 and in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 and in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01.	Other Events.

On March 28, 2022, the Company issued a press release in which it stated, among other things, that the Company’s management expects revenues to increase by approximately 22% to approximately $45.5 million, subject to final audit verification, for the fiscal year ended December 31, 2021 compared to approximately $37.3 million for the fiscal year ended December 31, 2020. Additionally, the Company expects web-based gross gaming revenue to increase by approximately 74% to approximately $54.9 million for the fiscal year ended December 31, 2021, subject to final audit verification, compared to approximately $31.6 million for the fiscal year ended December 31, 2020.

The Company also provided certain estimates regarding operating expenses, before impairment charges, which includes selling and general and administrative expenses that are anticipated to be as follows:

•	Selling expenses, which consists primarily of commissions paid to third party agents on the Company’s B2C operations in Europe and calculated as a percentage of turnover, of approximately $36.3 million increased by approximately 39% for the fiscal year ended December 31, 2021 compared to approximately $26.1 million in the prior year on the back of an increase in turnover of approximately 47%, all of which is subject to final audit verification.

•	General and administrative expenses have increased by approximately $5.3 million or 39% from approximately $13.8 million in 2020 to approximately $19.1 million in 2021, subject to final audit verification. The increase is a direct result of the Company’s entry into the U.S. market, including increased expenses related to the acquisition and operation of Bookmakers Company US, LLC and significant expenses incurred in both personnel costs and professional fees to develop and establish a foothold in the U.S. market.

Impairment charges, which are non-cash, are preliminarily estimated to be $16 million for 2021, subject to final audit verification. These preliminary impairment costs are estimated to include (i) an impairment of a European license of $4.8 million, as management is concentrating its efforts on the U.S. and Canadian markets with their future growth potential compared to the measured growth potential in more mature European markets; and (ii) an impairment of goodwill related to our recent U.S. acquisition preliminarily estimated to be $11.2 million, which is offset by a reduction in future earnout payments estimated at $12.3 million, based on the timing of the anticipated revenue growth in our recently acquired subsidiary, Bookmakers Company US, LLC.

The Company is in the process of finalizing its results for the fiscal year ended December 31, 2021 and the information provided in this Item 8.01 is based on currently available information, all of which is subject to final audit verification. The preliminary, estimated financial results for the fiscal year 2021 contained in this Current Report on Form 8-K contain forward-looking statements and are subject to the completion of management’s and the audit committee’s final reviews and our other financial closing procedures and are therefore subject to change. You should not place undue reliance on such preliminary information and estimates because they may prove to be materially inaccurate. The preliminary information and estimates have not been compiled or examined by our independent auditors and they are subject to revision as we prepare our financial statements as of and for the fiscal year ended December 31, 2021, including all disclosures required by U.S. generally accepted accounting principles, and as our auditors conduct their audit of these financial statements. While we believe that such preliminary information and estimates are based on reasonable assumptions, actual results may vary, and such variations may be material.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements and include statements regarding the estimated increase in revenues, the estimated increase in web-based gross gaming revenue, the estimated increase in percentage of turnover, the estimated increase in general and administrative expenses, the Company continuing to incur expenses related to its expansion investment in the U.S. market, winning further margin improvement in Multigioco B2C operations as the Company grows its omni-channel distribution approach, rolling out the land-based channel of the Company’s powerful Elys Gameboard technology in Europe on a B2B basis, establishing ourselves as one of the world’s leading end-to-end sports betting enterprises, aligning its product and service offerings to the needs of its B2B clients as well as B2C consumers in order to build a well-managed organization that is both highly profitable and sustainable, converting investment in technology into revenue generating customer relationships in the U.S. and Canada, challenging for top position in North America by combining our leading-edge U.S. designed sportsbook technology with industry giant Lottomatica, anticipate meaningful near-term milestones and providing updates on these developments as they unfold. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to successfully launch its operations in the U.S., the regulatory environment in all jurisdictions in which we operate, the ability to grow market share in new and existing markets, the Company’s ability to quickly adapt to market conditions such as the current pandemic, the Company’s ability to win further margin improvement in Multigioco B2C operations as we grow our omni-channel distribution approach as expected, roll-out the land-based channel of our powerful Elys Gameboard technology in Europe on a B2B basis as planned, establish ourselves as one of the world’s leading end-to-end sports betting enterprises, aligning our product and service offerings to the needs of our B2B clients as well as B2C consumers in order to build a well-managed organization that is both highly profitable and sustainable, convert our investment in technology into revenue generating customer relationships in the U.S. and Canada as planned, challenge for top position in North America by combining our leading-edge U.S. designed sportsbook technology with industry giant Lottomatica as expected, the duration and scope of the COVID-19 outbreak worldwide, including the impact to the state and local economies, and the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and its subsequent filings with the U.S. Securities and Exchange Commission, including subsequent periodic reports on Form 10-Q and current reports on Form 8-K. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

99.1	Press Release issued by Elys Game Technology, Corp. on March 28, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2022

ELYS GAME TECHNOLOGY, CORP.

By: /s/ Michele Ciavarella
Name: Michele Ciavarella
Title: Executive Chairman and Interim Chief Executive Officer